UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2009

Highbury Financial Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or jurisdiction)
000-51682 (Commission File No.)	20-3187008 (IRS Employer Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of principal
executive offices and zip code)

 (Registrant's telephone number, including area code): (303) 357-4802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Rights Agreement

On August 10, 2009, the Board of Directors (the “Board”) of Highbury Financial Inc. (the “Company”), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.0001 per share, of the Company (the "Common Stock").  The dividend is payable on August 25, 2009  to the stockholders of record on August 11 2009 (the "Record Date").  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the "Preferred Stock") at a price of $20.00 (the "Purchase Price"), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated as of August 10, 2009, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as an exhibit and incorporated herein by reference.

Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with this Summary of Rights.

With respect to any person or entity who beneficially owns (for purposes of the Rights Agreement) 15% or more of the outstanding shares of Common Stock as of the date of the Rights Agreement or first public announcement of the adoption of the Rights Agreement, such person’s or entity’s share ownership will not cause the Rights to be exercisable unless such person or entity becomes the beneficial owner of additional shares of Common Stock subject to certain exceptions and provided that following such person or entity becoming the beneficial owner of additional shares of Common Stock, such person or entity will beneficially own at least 15% of the outstanding Common Stock).

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on the earlier of (i) December 31, 2010 if the Rights Agreement is not approved by the stockholders of the Company at the 2010 annual meeting of stockholders, or (ii) August 10, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The foregoing description of the Rights Agreement and form of Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company is qualified in its entirety by reference to the full text thereof.  The form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Company, the form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Certificate of Designation of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Shares of Preferred Stock are attached to this Current Report on Form 8-K as exhibits and incorporated herein by reference.

As of August 10, 2009, there were 9,085,035 shares of the Company's Common Stock issued and outstanding, and an additional 15,262,008 shares of the Company's Common Stock reserved for issuance of Common Stock upon the exercise of outstanding warrants and conversion of the Series B Convertible Preferred Stock.  50,000 shares of Series A Junior Participating Preferred Stock have been reserved for issuance upon the exercise of the Rights and 10,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

Item 3.03                      Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	Appointment of Kenneth C. Anderson, Stuart D. Bilton and John D. Weil to the Board of Directors

On August 10, 2009, the Board in accordance with the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws and upon the recommendation of the Board’s Nominating and Corporate Governance Committee, voted unanimously to increase the size of the Board from five (5) to eight (8) directors and to elect John D. Weil, Stuart D. Bilton and Kenneth C. Anderson to fill the vacancies created by the increase in the size of the Board, effective August 10, 2009.

John D. Weil currently serves as President of Clayton Management Company, an investment company, and has served in this capacity since 1978.  Mr. Weil has also served as a trustee of Washington University in St. Louis since 2004 and has served as President of the governing board of the St. Louis Art Museum since 2008.  Mr. Weil has served as a member of the Board of Directors of PICO Holdings, Inc. since 1996 and as Lead Director from May 2007 until he was elected Chairman in February 2008. Mr. Weil has also served as a member of the board of directors of Allied Health Products, Inc. and Baldwin & Lyons, Inc. since 1997.

Stuart D. Bilton, CFA serves as Chairman and Chief Executive Officer of Aston Asset Management LLC (“Aston”). In this role, he directs and executes Aston’s growth strategy. In 1993 while Mr. Bilton was President and CEO of Alleghany Asset Management he founded the Alleghany Funds with Kenneth Anderson. Prior to joining Aston, Mr. Bilton was associated with ABN AMRO Asset Management (“AAAM”) and its predecessors and/or affiliates since 1972. He served as President and Chief Executive Officer of ABN AMRO Asset Management Holdings, Inc. from 2001 to 2003 and as its Vice Chairman from 2004 to 2006. Prior to its acquisition by ABN AMRO, Mr. Bilton was President and Chief Executive Officer of Alleghany Asset Management, the parent company of Blairlogie Capital Management, Chicago Capital Management, Chicago Deferred Exchange Corporation, The Chicago Trust Company, Montag & Caldwell, TAMRO Capital Partners and Veredus Asset Management. He is the Chairman of the Aston Funds and is a Director of Baldwin & Lyons, Inc. He earned a B.Sc.(Econ) degree from the London School of Economics in 1967 and an M.S. degree from the University of Wisconsin in 1970.

Kenneth C. Anderson, CPA serves as President of Aston and is responsible for the overall management of the business including sales, marketing, operations, client service and financial profitability. Prior to joining Aston, Mr. Anderson was the President and CEO of the fund business and Executive Vice President and Director of Mutual Funds for AAAM. In addition, he was the Chairman of the Product Management Committee which encompassed both retail and institutional products and served on the executive committee for AAAM. Mr. Anderson served on the boards of Veredus Asset Management, TAMRO Capital Partners, and ABN AMRO Investment Trust Company, subsidiaries of AAAM. He is a member of the Investment Company Institute’s International and Sales Force Committees and a past Chairman of the Board of Governors for the Mutual Fund Education Alliance. Prior to launching the mutual fund business in 1993, Mr. Anderson specialized in the Financial Services Practice at KPMG. He received a B.B.A. in Accounting from Loyola University of Chicago. He holds a series 6 and 63 license with the NASD. Mr. Anderson spent six years serving as a director for his community United Way board and four years as a founding director of The Caring Place near Loyola University, a Ronald McDonald House.

In connection with the issuance of the Series B Preferred Stock, the Company entered into a Management Agreement with Aston and each of the holders of Series B Preferred Stock, including each of Messrs. Anderson and Bilton, which delegates certain powers to a management committee composed initially of Management Stockholders (the “Management Committee”) to operate the business of Aston.  Each of Messrs. Anderson and Bilton are members of the Management Committee.  Pursuant to the Management Agreement, 72% of the revenues (the “Operating Allocation”) of Aston shall be allocated by the Management Committee for use by management of Aston to pay the operating expenses of Aston, including salaries and bonuses.  The remaining 28% of revenues (the “Owners Allocation”) of Aston is paid to the Company as the owner of the business.  The Company’s contractual share of revenues has priority over any payment of the Operating Allocation.  Any reduction in revenues to be paid to the Company as a result of expenses exceeding the Operating Allocation is required to be paid to the Company out of future Operating Allocation before any compensation may be paid to the Management Stockholders.  A copy of the Management Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company will also enter into an Indemnification Agreement with each of Messrs. Anderson, Bilton and Weil in the same form that the Company has entered into with its other directors. The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the Indemnification Agreement. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.2.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Rights Agreement, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on August 10, 2009.  See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock.  A copy of the Certificate of Designation of Series A Junior Participating Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On August 10, 2009, the Board adopted and approved effectively immediately, Amendment No. 1 to the Amended and Restated By-Laws of the Company to (i) decrease the required affirmative vote of the stockholders of the Company to amend or repeal the By-Laws of the Company from 66 2/3% to a majority of the stock issued and outstanding and entitled to vote on such amendment or repeal at a meeting of stockholders and (ii) increased the number of directors that may be fixed from time to time by a vote of the majority of the Board to not less than four and not more than 16.  A copy of Amendment No. 1 to the Amended and Restated By-Laws is attached hereto as Exhibit 3.3 and is incorporated by reference herein.

The foregoing descriptions of the Certificate of Designation for the Series A Junior Participating Preferred Stock and Amendment No. 1 to the Amended and Restated By-Laws are qualified in their entirety by reference to the full text thereof.

Item 8.01                      Other Events.

On August 10, 2009, the Company issued a press release announcing the declaration of the Rights, the adoption of the Rights Agreement, the formation of a special committee of independent directors, the election of three new directors to the Company’s Board and the amendment to the Company’s Amended and Restated By-Laws. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

              (d)                                Exhibits

3.1           Certificate of Designation of Series A Junior Participating Preferred Stock.

3.2           Amendment No. 1 to By-Laws.

4.1           Rights Agreement, dated as of August 10, 2009, between Highbury Financial Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

10.1           Management Agreement, dated as of August 10, 2009, among Highbury Financial Inc., Aston Asset Management LLC and the management stockholders named therein. (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed on August 11, 1009).

10.2           Form of Indemnification Agreement.

99.1           Press Release dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2009

By: /s/ Richard S. Foote
Name: Richard S. Foote
Title:   President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock (included as Exhibit A to Rights Agreement filed herewith).
3.2	Amendment No. 1 to Amended and Restated By-Laws.
4.1	Rights Agreement, dated as of August 10, 2009, between Highbury Financial Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.
10.1
Management Agreement, dated as of August 10, 2009, among Highbury Financial Inc., Aston Asset Management LLC and the management stockholders named therein. (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed on August 10, 2009).

10.2	Form of Indemnification Agreement.
99.1	Press Release dated August 10, 2009.